EXHIBIT 4.4

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and dated as of May 21, 2003, by and among AmerisourceBergen Corporation, a Delaware corporation (the “Company”), each of those trusts and individuals listed on Schedule A hereto (each a “Stockholder” and collectively the “Stockholders”), and John R. Anderson (not individually, but solely as agent for the Stockholders as provided herein) (the “Stockholders’ Representative”).

RECITALS

     WHEREAS, the Company, Anderson Packaging, Inc., an Illinois corporation (“API”), the Stockholders and the Stockholders’ Representative entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, for the purchase by the Company of all of the Shares (as defined in the Purchase Agreement) of API (the “Acquisition”);

     WHEREAS, the Purchase Agreement provides that a portion of the consideration payable to the Stockholders in connection with the Acquisition be paid in shares of ABC Common Stock; and

     WHEREAS, as an inducement to and a condition of entering into the Purchase Agreement and consummating the Acquisition, the Stockholders have requested that the Company extend to them certain registration rights in respect of the shares of ABC Common Stock issuable to them in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

     Section 1.1     Definitions. All capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. In addition, the following terms, as used herein, shall have the respective meanings ascribed to them below:

     “ABC Common Stock” means the common stock, par value $0.01 per share, of the Company.

     “Acquisition” shall have the meaning set forth in the recitals.

     “Affiliate” means (i) with respect to any Person (including any individual), any other Person directly or indirectly controlling, controlled by, or under common control with such first Person, (ii) with respect to any Person (other than an individual) any director, officer, partner, trustee, employee, agent, or representative of such Person, (iii) with respect to any individual, such individual’s immediate family members and any trust or family partnership for the benefit of such individual or such individual’s immediate family members, and (iv) with respect to any trust, the trust, each trustee thereof, the settlor of such trust, and any beneficiary of such trust. For such purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     “Agreement” shall have the meaning set forth in the preamble.

     “API” shall have the meaning set forth in the recitals.

     “Business Day” means any day other than a Saturday, Sunday or holiday on which banks in the Commonwealth of Pennsylvania are or may elect to be closed.

     “Closing” means the closing of the Acquisition.

     “Company” shall have the meaning set forth in the preamble.

     “Company Indemnitees” shall have the meaning set forth in Section 4.2.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     “Purchase Agreement” shall have the meaning set forth in the recitals.

     “Registrable Securities” means all shares of ABC Common Stock to be issued to the Stockholders pursuant to Section 2.2(b)(i) of the Purchase Agreement.

     “Registration Statement” means a Form S-3 registration statement (or other similar short-form registration statement) of the Company covering the Registrable Securities, as such registration statement may be amended, supplemented or modified, to the filed with the SEC under the Securities Act pursuant to this Agreement.

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Stockholder Indemnitees” shall have the meaning set forth in Section 4.1.

     “Stockholders” shall have the meaning set forth in the preamble.

     “Stockholders’ Representative” shall have the meaning set forth in the preamble.

     “Trustee” means a trustee of any trust that is a Stockholder.

ARTICLE 2
REGISTRATION RIGHTS

     Section 2.1    Registration.

          (a)     Subject to the conditions set forth in this Article 2:

               (i)    The Company shall use its commercially reasonable efforts to file the Registration Statement under the Securities Act as soon as practicable after the date hereof.

               (ii)    The Company shall use its commercially reasonable efforts to cause the Registrable Securities to be registered under the Securities Act as of the Closing pursuant to the Registration Statement, to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of the Registration Statement, subject to the SEC’s review of the Registration Statement and the satisfactory resolution of any requirements imposed by the SEC in connection therewith.

          (b)    The Company shall not be required to effect a registration pursuant to Section 2.1 if Form S-3 (or another similar short-form registration statement) is not available for such offering by the Stockholders.

     Section 2.2    Postponement of Registration. Subject to Section 2.5(b) of the Purchase Agreement, the Company’s obligations under Section 2.1 are also subject to or limited by the following:

          (a)    The Company shall not be required to obtain acceleration of the effective date of the Registration Statement (i) during the period beginning fifteen (15) Business Days before the Company’s announced quarterly earnings release date through the second (2nd) Business Day following the earnings release date; or (ii) at any time which the Company determines in good faith that due to a pending or contemplated material acquisition or disposition, or public offering, market conditions or other material event it would be inadvisable to obtain acceleration of the effective date of the Registration Statement.

          (b)        If before the filing or the effective date of the Registration Statement, the Company determines in good faith that the filing of the Registration Statement or the offering or sale of any Registrable Securities pursuant to the Registration Statement, would require disclosure of material non-public information, the disclosure of which at such time could reasonably be expected to have an adverse effect on the business or affairs of the Company or an adverse effect on any proposal or plan by the Company or any of its Affiliates to engage in any activity or transaction, including, without limitation, any acquisition of assets or any merger, consolidation, tender offer or similar transaction, the Company may, upon notice to the Stockholders, postpone for up to ninety (90) days the filing or the effective date of the Registration Statement.

          (c)        If pursuant to Section 2.5 of the Purchase Agreement, the Company substitutes cash for all of the shares of ABC Common Stock to be issued pursuant to Section 2.2(b)(i) of the Purchase Agreement, then the Registration Statement and this Agreement shall be terminated and have no further force or effect.

ARTICLE 3
REGISTRATION PROCEDURES

     Section 3.1        Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall, subject to Section 2.2:

          (a)        permit the Stockholders and their legal counsel to review the Registration Statement and any amendment thereof or supplement thereto for a reasonable period of time prior to its filing with the SEC (it being understood that two business days shall be a reasonable period of time);

          (b)        not file a Registration Statement with the SEC in any form, request acceleration of the effectiveness of the Registration Statement or otherwise allow the Registration Statement to become effective, or amend or supplement the Registration Statement without, in each case, the consent of the Stockholders’ Representative, which consent will not be withheld unless the Stockholders’ Representative objects to disclosures in the Registration Statement relating to the Stockholders or the plan of distribution (the Stockholders’ Representative shall be deemed to have given such consent if in any case he does not object to such disclosures within one business day after his being notified of such a proposed action that requires his consent, provided that pursuant to Section 3.1(a) or otherwise he has been furnished with the disclosures with respect to which his consent is being sought;

          (c)        provide to the Stockholders’ Representative a copy of portions of any correspondence from the SEC to the Company, or from the Company to the SEC, that pertain solely to the disclosures in the Registration Statement relating to the Stockholders or the plan or distribution;

          (d)     prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for a period of not less than one year or such shorter period that will terminate when the Registrable Securities have been sold and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders as set forth in the Registration Statement;

          (e)     furnish to the Stockholders’ Representative such number of copies of the Registration Statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in the Registration Statement (including all amendments and supplements thereto as well as the preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Stockholders’ Representative may reasonably request to facilitate the disposition of the Registrable Securities owned by them;

          (f)     use its commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Stockholders and prepare and file in those jurisdictions such amendments and supplements to such registrations and qualifications and take all other actions necessary or advisable as may be necessary to maintain the effectiveness thereof until the Registrable Securities are sold by the Stockholders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any jurisdiction where it is not then so qualified and would not otherwise be required to qualify but for the requirement of this Section 3.1(f) or (ii) to take any action that would subject it to general service of process or taxation in any jurisdiction where it is not then so subject;

          (g)     (i) promptly notify the Stockholders’ Representative (A) when a prospectus or any prospectus supplement has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has been filed with and declared effective by the SEC, (B) of the issuance by the SEC of any stop order or the coming to its knowledge of the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) of the occurrence of any event that requires the making of any changes to the Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such notice shall not include other material, non-public information), and (E) of the Company’s determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate; and (ii) upon the occurrence of any event of the kind described in this Section 3.1(g)(i)(B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E), as promptly as reasonably practicable thereafter, take such action as shall be necessary to remedy such event to permit the Stockholders to continue to offer and dispose of the Registrable Securities, including, without limitation, preparing and filing with the SEC and furnishing to the Stockholders a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h)     cause the Registrable Securities to be listed on the New York Stock Exchange as of the Closing;

          (i)     provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto not later than the effective date of the Registration Statement; and

          (j)     cooperate with the Stockholders’ Representative to facilitate the timely preparation and delivery of certificates free of any restrictive legends representing ownership of the Registrable Securities being sold in such denominations and registered in such names as the Stockholders’ Representative shall request, and notify the transfer agent of the Company’s securities that it may effect transfers of the Registrable Securities upon notification from the Stockholders’ Representative that each Stockholder has complied with this Agreement and the prospectus delivery requirements of the Securities Act.

     Section 3.2     Obligations of the Stockholders.

          (a)     It shall be a condition precedent to the obligation of the Company to register the Registrable Securities of any Stockholder pursuant to this Agreement that such Stockholder shall furnish to the Company in writing, upon request, such information regarding himself, herself or itself, his, her or its Registrable Securities and the intended method or methods of distribution of such Registrable Securities as is reasonably required to effect the registration of such Registrable Securities. The Stockholders shall cooperate with the Company in the preparation and filing of the Registration Statement in a timely fashion and shall use all reasonable efforts to assist the Company in having the Registration Statement declared effective by the SEC as promptly as practicable and in maintaining the accuracy and effectiveness of the Registration Statement. If a Stockholder shall obtain knowledge of any information pertaining to the Stockholders that would require any amendment or supplement to the Registration Statement, such Stockholder shall so advise the Company in writing and shall promptly furnish the Company with all information as they may have and shall be required for such amendment or supplement.

          (b)     Each Stockholder shall (i) offer to sell or otherwise distribute his, her or its Registrable Securities pursuant to the Registration Statement and only if the

Registration Statement has been filed and declared effective under the Securities Act, (ii) upon the receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3.1(g)(i)(B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E), forthwith discontinue any offer and disposition of his, her or its Registrable Securities pursuant to the Registration Statement until such time as the Company shall have remedied such event and, if so directed by the Company, deliver to the Company all copies of the defective prospectus covering such Registrable Securities that are then in such Stockholders’ possession or control and (iii) distribute his, her or its Registrable Securities only in accordance with the method or methods of distribution contemplated by the Registration Statement.

          (c)          During any period that the Registration Statement filed pursuant to this Agreement shall remain effective, no Stockholder nor any of its Affiliates shall (i) effect any stabilization transactions or engage in any stabilization activity in connection with the ABC Common Stock or other equity securities of the Company in contravention of Regulation M under the Exchange Act, or (ii) permit any “Affiliated Purchaser” (as that term is defined in Regulation M under the Exchange Act) to bid for or purchase for any account in which any such Stockholder or any Affiliate of any such Stockholder has a beneficial interest, or attempt to induce any other person to purchase, any shares of ABC Common Stock or other equity securities in contravention of Regulation M under the Exchange Act.

     Section 3.3          Information Blackout. The Company may postpone or suspend for a reasonable period of time the offering or sale of any Registrable Securities, or the filing of any amendment or supplement to the Registration Statement, if the Company determines in good faith that the Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading and disclosure or correction under the Registration Statement of such material fact or omission, which may include information regarding a pending or contemplated material acquisition or disposition or public offering or other material event would be required but is inadvisable. If the Company notifies the Stockholders’ Representative of its election to postpone or suspend the offering or sale of any Registrable Securities, or the filing of any amendment or supplement to the Registration Statement, all Stockholders shall suspend sales of the Registrable Securities pursuant to the Registration Statement until the earlier of thirty (30) Business Days after the Company notifies the Stockholders’ Representative of such good faith determination, or such time as the Company notifies the Stockholders’ Representative that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to the Registration Statement may otherwise be resumed. Notwithstanding the foregoing, the Company shall cause its transfer agent to deliver unlegended ABC Common Stock to any transferee of a Stockholder in connection with any sale of Registrable Securities by such Stockholder with respect to which the sole remaining contractual obligation of the Stockholder, at the time of the Stockholder’s receipt of a notice from the Company pursuant to the preceding sentence, is the delivery of unlegended certificates for the shares of ABC Common Stock sold.

     Section 3.4          Registration Expenses. The Company shall pay the following expenses incurred in connection with the Registration Statement (a) all registration and filing fees and expenses; (b) all fees and expenses of its compliance with federal securities and state “blue sky” or securities laws; (c) all expenses of printing services; (d) all fees and expenses incurred by it in connection with the listing of the Registrable Securities; (e) all fees and disbursements of counsel and independent certified public accountants for the Company; and (f) all other internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

     Section 4.1          Indemnification by the Company. The Company shall indemnify, hold harmless and defend the Stockholders, their respective Affiliates and any other Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (collectively, the “Stockholder Indemnitees”), against any losses, claims, damages, expenses (including attorneys fees and expenses), costs, judgments, fines or liabilities (joint or several) to which any Stockholder Indemnitee may become subject under the Securities Act, the Exchange Act or any other securities law, including any amount paid in settlement of any litigation commenced or threatened (unless such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld), and shall reimburse each Stockholder Indemnitee, as and when incurred, for any legal or other expenses incurred by such Stockholder Indemnitee in connection with investigating any claims, preparing to defend and defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, insofar as such losses, claims, damages, expenses, costs, judgments, fines or liabilities (or actions in respect thereof) shall arise out of or shall be based upon (a) any violation or alleged violation by the Company or any Stockholder of the Securities Act, the Exchange Act or any other securities laws, relating to any action taken or any action or inaction required of the Company in connection with the registration of Registrable Securities pursuant to this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, (c) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (notwithstanding any failure or alleged failure of any Stockholder Indemnitee to fulfill any responsibility or alleged responsibility to investigate or otherwise verify the accuracy or sufficiency of information relating to the Company in (or incorporated by reference into) the Registration Statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, (d) any losses, claims, damages, expenses or liabilities that would not have been incurred by a Stockholder Indemnitee in the absence of any allegation or determination that any Stockholder Indemnitee acted as an underwriter (within the meaning of Section 2(a)(11) of the Securities Act) of securities of the Company or otherwise acted as an agent or in any similar capacity on behalf of the Company in connection with the registration of the sale, offer for sale, or sale of the Registrable Securities, (e) any untrue statement or alleged untrue statement of a material fact in any filing made in connection with the qualification of the offering under the laws of any state or other jurisdiction in which the Registrable Securities are offered for sale or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any breach of any provision of this Agreement by the Company; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply in any such case to the extent that any such loss, claim, damage, expense, judgment, liability or action arises out of or is based upon (i) any breach by any Stockholder of any provision of this Agreement, (ii) any untrue statement or alleged untrue statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in information relating to the Stockholders (excluding any failure or alleged failure to identify or describe the Stockholders as underwriters with respect to the registration for sale, offer and sale of the Registrable Securities) if such statement or omission shall have been (A) made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Stockholder expressly for inclusion in the Registration Statement (including any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto, or (B) made in any preliminary prospectus and the final prospectus shall have corrected such statement or omission and a copy of such final prospectus shall have been delivered to such Stockholder or other Stockholder Indemnitee before the time such final prospectus is required to be delivered by such Stockholder or other Stockholder Indemnitee under applicable law, or (iii) any failure of a Stockholder Indemnitee (through no fault of the Company or any employee, agent, independent contractor, or other representative of the Company) to satisfy the prospectus delivery requirements of the Securities Act.

     Section 4.2     Indemnification by the Stockholders. Each Stockholder shall indemnify and hold harmless the Company, each of its officers and directors, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act in respect of the registration of Registrable Securities pursuant to this Agreement (collectively, the “Company Indemnitees”), against any losses, claims, damages, expenses, judgments or liabilities (joint or several) to which any Company Indemnitee may become subject under the Securities Act, the Exchange Act or any other securities law, including any amount paid in settlement of any litigation commenced or threatened (unless such settlement is effected without the consent of such Stockholder, which consent will not be unreasonably withheld), and shall reimburse each Company Indemnitee, as and when incurred, for any legal or other expenses incurred by such Company Indemnitee in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, expenses, judgments or liabilities (or actions in respect thereto) shall arise out of or shall be based upon (a) any violation or alleged violation by such Stockholder of the Securities Act, the Exchange Act or any other securities laws, relating to any action taken or any action or inaction required of such Stockholder in connection with the registration of Registrable Securities pursuant to this Agreement (excluding any failure or alleged failure to identify or describe the Stockholders as underwriters with respect to the registration for sale, offer and sale of the Registrable Securities, and excluding any failure or alleged failure of any Stockholder Indemnitee to fulfill any responsibility or alleged responsibility to investigate or otherwise verify the accuracy or sufficiency of information relating to the Company in (or incorporated by reference into) the Registration Statement (or any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto), (b) any untrue statement or alleged untrue statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in information relating to the Stockholders (excluding any failure or alleged failure to identify or describe the Stockholders as underwriters with respect to the registration for sale, offer and sale of the Registrable Securities) if such statement or omission shall have been (i) contained in or omitted from information furnished to the Company in writing by or on behalf of a Stockholder expressly for inclusion in the Registration Statement (or in any preliminary or final prospectus included therein), and (ii) shall not have been corrected in writing by or on behalf of a Stockholder before the time the final prospectus is required to be delivered by the Company under applicable law, or (c) any breach by a Stockholder of any provision of this Agreement. Notwithstanding the foregoing, in no event shall the aggregate indemnity obligation of any Stockholder under this Section 4.2 exceed the net proceeds from the offering received by such Stockholder.

     Section 4.3          Indemnification Procedure. Promptly after receipt by an indemnified party under this Article 4 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Article 4 to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article 4.

     Section 4.4     Contribution. If and to the extent the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the circumstances that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that (a) the relative fault of the Company and any Stockholder Indemnitee shall be determined without regard to (i) any duty or alleged duty of any Stockholder Indemnitee to identify or describe any Stockholder as an underwriter with respect to the registration for sale, offer for sale or sale of the Registrable Securities, (ii) any allegation or determination that any Stockholder Indemnitee acted as an underwriter (within the meaning of Section 2(a)(11) of the Securities Act) or (iii) any duty or alleged duty of any of the Stockholder Indemnitees to investigate or otherwise verify the accuracy or sufficiency of information relating to the Company in the Registration Statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, and (b) in no event shall the aggregate contribution obligation by any Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or any other method of allocation that does not take into account the equitable considerations referred to in this Section 4.4.

     Section 4.5     Survival. The obligations of the Company and the Stockholders under this Article 4 shall survive completion of the offering of Registrable Securities pursuant to the Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

ARTICLE 5
MISCELLANEOUS

     Section 5.1     Notices. All notices, requests or other communications required or which may be given hereunder shall be in writing and either delivered personally to the addressee or sent by facsimile to the addressee or mailed, certified or registered mail or express mail, postage prepaid, or sent by a nationally recognized overnight delivery service, service charges prepaid, as follows:

(a)	if to the Company, to:

AmerisourceBergen Corporation 1300 Morris Drive Chesterbrook, PA 19087 Attention: General Counsel Fax: (610) 727-3612 Phone: (610) 727-7000

with a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP 1000 Westlakes Drive Suite 300 Berwyn, PA 19312-2409 Attention: Thomas E. Wood, Esq. Fax: (610) 993-8585 Phone: (610) 993-2200

(b)	if to any Stockholder, to the Stockholders’ Representative, as follows:

Anderson Enterprises LLC 330 Spring Creek Road Rockford, Illinois 61107 Attention: Duane M. Bach Fax: (815) 637-7629 Phone: (815) 637-7627

with a copy (which shall not constitute notice) to:

Katten Muchin Zavis Rosenman 525 West Monroe Street Chicago, IL 60661-3693 Attn: Bruce G. Wilson, Esq. Fax: (312) 902-1061 Phone: (312) 902-5200

All such notices, requests and other communications shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases; provided, however, that if any such facsimile notice is received after 5:00 P.M. local time at the place of receipt, it shall be deemed to have been given as of the next following Business Day.

     Section 5.2     Amendments and Waivers.

          (a)     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that any provision of this Agreement may be waived on behalf of all of the Stockholders by those Stockholders holding a majority of the Registrable Securities then outstanding.

          (b)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 5.3     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, and the obligations of the Company with respect to any Registrable Securities shall cease as to such Registrable Securities upon any transfer of such Registrable Securities by the Stockholders.

     Section 5.4     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     Section 5.5     Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in either the United States District Court for the Eastern District of Pennsylvania or the Western Division of the Northern District of Illinois, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.

     Section 5.6     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL

BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 5.7     Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

     Section 5.8     Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     Section 5.9     Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. A facsimile or photocopied signature (which may be delivered by facsimile) shall be deemed to be the functional equivalent of an original for all purposes. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     Section 5.10     Entire Agreement; Third Party Beneficiaries. This Agreement and Schedule A attached hereto and the other agreements contemplated hereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 5.11     Stockholders’ Representative. The Stockholders hereby irrevocably appoint John R. Anderson as their agent for all purposes of this Agreement. The Company shall be entitled to deal exclusively with the Stockholders’ Representative on all matters related to this Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders’ Representative as fully binding on such Stockholder.

     Section 5.12     Trustee Exculpation. Notwithstanding any provision herein to the contrary, with respect to any person executing this Agreement in his or her capacity as Trustee, it is expressly understood and agreed by the parties and by every person and entity now or hereafter claiming any right hereunder that nothing contained herein shall be construed as creating any personal liability for any Trustee solely to the extent such person is acting in his or her capacity as a Trustee personally to fulfill any obligations whatsoever under this Agreement, it being explicitly understood that there shall be no personal liability whatsoever to such individual who is a Trustee to the extent such person is acting in his or her capacity as a Trustee and that all liability hereunder of whatever kind or nature for which any trust that is a party to this Agreement shall be responsible shall be satisfied by the trust estate of such trust and in no event from the personal assets of any Trustee of such trust for any actions taken by an individual solely in his or her capacity as a Trustee.

[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AMERISOURCEBERGEN CORPORATION

By:	/s/ R. David Yost

R. David Yost
Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

STOCKHOLDERS:

JOHN R. ANDERSON 1998 TRUST U/A/D 12/17/98

By:	/s/ Richard Behr

Richard Behr, as Co-Trustee

By:	/s/ Allan Muchin

Allan Muchin, as Co-Trustee

By:	/s/ Duane M. Bach

Duane M. Bach, as Co-Trustee

DAVID J. ANDERSON REVOCABLE TRUST U/A/D 3/8/96

By:	/s/ John R. Anderson

John R. Anderson, as Trustee

KRISTIN L. ANDERSON REVOCABLE TRUST U/A/D 3/8/96

By:	/s/ John R. Anderson

John R. Anderson, as Trustee

TRACY E. ANDERSON REVOCABLE TRUST U/A/D 3/8/96

By:	/s/ John R. Anderson

John R. Anderson, as Trustee

JEFFREY R. ANDERSON TRUST U/A/D 1/25/01

By:	/s/ John R. Anderson

John R. Anderson, as Trustee

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

JUDITH E. GRAFF REVOCABLE TRUST U/A/D 9/15/78

By:	/s/ Judith E. Graff

Judith E. Graff, as Trustee

HEATHER KALNY 1992 TRUST U/A/D 4/22/92

By:	/s/ Judith E. Graff

Judith E. Graff, as Trustee

JOHN M. KALNY II 1995 TRUST U/A/D 5/30/95

By:	/s/ Judith E. Graff

Judith E. Graff, as Trustee

ANDERSON 1996 FAMILY GIFT TRUST U/A/D 11/11/96

By:	/s/ Richard Behr

Richard Behr, as Co-Trustee

By:	/s/ Judith E. Graff

Judith Graff, as Co-Trustee

/s/ Linda Anderson

Linda Anderson

/s/ Larry H. Beckmann

Larry H. Beckmann

STOCKHOLDERS’ REPRESENTATIVE:

/s/ John R. Anderson

John R. Anderson

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE A

STOCKHOLDERS

Name	Registrable Securities

John R. Anderson 1998 Trust U/A/D 12/17/98	288,750
David J. Anderson Revocable Trust U/A/D 3/8/96	88,924
Kristin L. Anderson Revocable Trust U/A/D 3/8/96	88,933
Tracy E. Anderson Revocable Trust U/A/D 3/8/96	88,933
Jeffrey R. Anderson Trust U/A/D 1/25/01	88,933
Judith E. Graff Revocable Trust U/A/D 9/15/78	10,489
Heather Kalny 1992 Trust U/A/D 4/22/92	35,650
John M. Kalny II 1995 Trust U/A/D 5/30/95	35,650
Anderson 1996 Family Gift Trust U/A/D 11/11/96	35,650
Linda Anderson	10,489
Larry H. Beckmann	41,744

Total:	814,145

A-1